EXHIBIT 24.1






                      KPMG PEAT MARWICK LLP

                       1600 Market Street
              Philadelphia, Pennsylvania 19103-7212



The Board of Directors
Meridian Bancorp, Inc.:

     We consent to the incorporation by reference in this Registration Statement on Form S-8 of Meridian Bancorp, Inc. of our report on the consolidated financial statements included in the 1994 Annual Report on Form 10-K of Meridian Bancorp, Inc.
The report of KPMG Peat Marwick LLP covering the aforementioned financial statements contains an explanatory paragraph which discusses that the Company adopted the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investments in Debt and Equity Securities, and No. 112, Employers' Accounting for Postemployment Benefits, in 1994 and No. 106, Employers' Accounting Postretirement Benefits Other Than Pensions, and
No. 109, Accounting for Income Taxes in 1993.

                              /s/KPMG Peat Marwick LLP

March 4, 1996
Philadelphia, Pennsylvania